Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
March 3, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: March 31, 2010

•	Initial valuation date: March 26, 2010

•	Final valuation date: March 25, 2011

•	Maturity date: March 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-8	AA	TBD	10.25%	75.0%	99.40%	TBD	0.60%	TBD	E-4620	06740JX54/ US06740JX545
Apple Inc.	TBD	FWP-10	AAPL	TBD	9.00%	80.0%	99.40%	TBD	0.60%	TBD	E-4621	06740JX62/ US06740JX628
Capital One Financial Corporation	TBD	FWP-12	COF	TBD	10.25%	80.0%	99.40%	TBD	0.60%	TBD	E-4622	06740JX70/ US06740JX701
Ford Motor Company	TBD	FWP-14	F	TBD	10.75%	75.0%	99.40%	TBD	0.60%	TBD	E-4623	06740JX88/ US06740JX883
Janus Capital Group Inc.	TBD	FWP-16	JNS	TBD	10.50%	80.0%	99.40%	TBD	0.60%	TBD	E-4624	06740JX96/ US06740JX966
Motorola, Inc.	TBD	FWP-18	MOT	TBD	10.00%	75.0%	99.40%	TBD	0.60%	TBD	E-4625	06740JXA3/ US06740JXA32
Morgan Stanley	TBD	FWP-20	MS	TBD	10.00%	80.0%	99.40%	TBD	0.60%	TBD	E-4626	06740JXB1/ US06740JXB15
Och-Ziff Capital Management Group LLC	TBD	FWP-22	OZM	TBD	11.25%	75.0%	99.40%	TBD	0.60%	TBD	E-4627	06740JXC9/ US06740JXC97
Superior Energy Services, Inc.	TBD	FWP-24	SPN	TBD	10.00%	80.0%	99.40%	TBD	0.60%	TBD	E-4628	06740JXD7/ US06740JXD70
SunTrust Banks, Inc.	TBD	FWP-26	STI	TBD	10.50%	80.0%	99.40%	TBD	0.60%	TBD	E-4629	06740JXE5/ US06740JXE53
SAVVIS, Inc.	TBD	FWP-28	SVVS	TBD	12.00%	75.0%	99.40%	TBD	0.60%	TBD	E-4630	06740JXF2/ US06740JXF29
Stillwater Mining Company	TBD	FWP-30	SWC	TBD	17.00%	65.0%	99.40%	TBD	0.60%	TBD	E-4631	06740JXG0/ US06740JXG02

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.60% of the principal amount of the notes, or $6 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March  1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer — The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday,

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Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a

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retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your

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$1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2009, the Company was operating in 31 countries. North America is the largest market with 52% of the Company’s revenues. Europe is also a significant market with 27% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
February 26, 2010*	$17.60	$12.26	$13.30

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $13.30

Protection level: 75.00%

Protection price: $9.98

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.187970

Coupon: 10.25% per annum

Maturity: March 30, 2011

Dividend yield: 0.90% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.90%
+ 90%	10.25%		90.90%
+ 80%	10.25%		80.90%
+ 70%	10.25%		70.90%
+ 60%	10.25%		60.90%
+ 50%	10.25%		50.90%
+ 40%	10.25%		40.90%
+ 30%	10.25%		30.90%
+ 20%	10.25%		20.90%
+ 10%	10.25%		10.90%
+ 5%	10.25%		5.90%

0%	10.25%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-4.10%
- 10%	10.25%	0.25%	-9.10%
- 20%	10.25%	-9.75%	-19.10%
- 30%	N/A	-19.75%	-29.10%
- 40%	N/A	-29.75%	-39.10%
- 50%	N/A	-39.75%	-49.10%
- 60%	N/A	-49.75%	-59.10%
- 70%	N/A	-59.75%	-69.10%
- 80%	N/A	-69.75%	-79.10%
- 90%	N/A	-79.75%	-89.10%
- 100%	N/A	-89.75%	-99.10%

FWP-8

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
February 26, 2010*	$215.59	$190.26	$204.62

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $204.62

Protection level: 80.00%

Protection price: $163.70

Physical delivery amount: 4($1,000/Initial price)

Fractional shares: 0.887108

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-9

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank, a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients; Superior Savings of New England, N.A. focuses on telephonic and media-based generation of deposits; and Capital One Auto Finance, Inc. (“COAF”), which offers automobile and other motor vehicle financing products. As of January 1, 2008, COAF moved from a principal subsidiary of the Company to become a direct operating subsidiary of CONA. In the third quarter of 2007, the Company shut down the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, an operating subsidiary of CONA. As of December 31, 2009, the Company had $115.8 billion in deposits and $136.8 billion in managed loans outstanding. The Company is among the largest issuers of Visa® and the Company is the 8th largest depository institution in the United States.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
March 31, 2008	$57.68	$37.79	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.93	$51.00
December 31, 2008	$51.74	$23.29	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.79	$11.66	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.57	$38.34
February 26, 2010*	$43.59	$34.03	$37.75

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $37.75

Protection level: 80.00%

Protection price: $30.20

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.490066

Coupon: 10.25% per annum

Maturity: March 30, 2011

Dividend yield: 0.53% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.53%
+ 90%	10.25%		90.53%
+ 80%	10.25%		80.53%
+ 70%	10.25%		70.53%
+ 60%	10.25%		60.53%
+ 50%	10.25%		50.53%
+ 40%	10.25%		40.53%
+ 30%	10.25%		30.53%
+ 20%	10.25%		20.53%
+ 10%	10.25%		10.53%
+ 5%	10.25%		5.53%

0%	10.25%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-4.47%
- 10%	10.25%	0.25%	-9.47%
- 20%	10.25%	-9.75%	-19.47%
- 30%	N/A	-19.75%	-29.47%
- 40%	N/A	-29.75%	-39.47%
- 50%	N/A	-39.75%	-49.47%
- 60%	N/A	-49.75%	-59.47%
- 70%	N/A	-59.75%	-69.47%
- 80%	N/A	-69.75%	-79.47%
- 90%	N/A	-79.75%	-89.47%
- 100%	N/A	-89.75%	-99.47%

FWP-10

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2009, the Company is one of the world’s largest producers of cars and trucks combined, and sold approximately 4,817,000 vehicles throughout the world. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
February 26, 2010*	$12.14	$10.06	$11.74

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.74

Protection level: 75.00%

Protection price: $8.81

Physical delivery amount: 85($1,000/Initial price)

Fractional shares: 0.178876

Coupon: 10.75% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.00%
+ 90%	10.75%		90.00%
+ 80%	10.75%		80.00%
+ 70%	10.75%		70.00%
+ 60%	10.75%		60.00%
+ 50%	10.75%		50.00%
+ 40%	10.75%		40.00%
+ 30%	10.75%		30.00%
+ 20%	10.75%		20.00%
+ 10%	10.75%		10.00%
+ 5%	10.75%		5.00%

0%	10.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-5.00%
- 10%	10.75%	0.75%	-10.00%
- 20%	10.75%	-9.25%	-20.00%
- 30%	N/A	-19.25%	-30.00%
- 40%	N/A	-29.25%	-40.00%
- 50%	N/A	-39.25%	-50.00%
- 60%	N/A	-49.25%	-60.00%
- 70%	N/A	-59.25%	-70.00%
- 80%	N/A	-69.25%	-80.00%
- 90%	N/A	-79.25%	-90.00%
- 100%	N/A	-89.25%	-100.00%

FWP-11

Janus Capital Group Inc.

According to publicly available information, Janus Capital Group Inc. (the “Company”) provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships in both domestic and international markets. The Company has expanded its business to become a more diversified manager with increased investment product offerings and distribution capabilities. As of December 31, 2009, the Company had $159.7 billion of assets under management.

The linked share’s SEC file number is 001-15253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.90	$15.58	$16.38
June 30, 2004	$16.98	$14.34	$16.49
September 30, 2004	$16.58	$12.62	$13.61
December 31, 2004	$16.90	$13.44	$16.81
March 31, 2005	$16.96	$13.42	$13.95
June 30, 2005	$15.99	$12.75	$15.04
September 30, 2005	$16.05	$13.87	$14.45
December 30, 2005	$20.59	$14.00	$18.63
March 31, 2006	$23.27	$18.24	$23.17
June 30, 2006	$24.20	$16.41	$17.90
September 29, 2006	$20.13	$15.50	$19.72
December 29, 2006	$21.79	$19.06	$21.59
March 30, 2007	$22.60	$19.35	$20.91
June 29, 2007	$29.83	$20.76	$27.84
September 28, 2007	$32.11	$24.90	$28.28
December 31, 2007	$37.08	$28.59	$32.85
March 31, 2008	$33.00	$21.65	$23.27
June 30, 2008	$31.54	$23.22	$26.47
September 30, 2008	$32.33	$19.72	$24.28
December 31, 2008	$25.68	$5.18	$8.03
March 31, 2009	$9.76	$3.73	$6.65
June 30, 2009	$12.47	$6.35	$11.40
September 30, 2009	$15.09	$9.63	$14.18
December 31, 2009	$16.06	$12.45	$13.45
February 26, 2010*	$15.19	$11.49	$12.50

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNS

Initial price: $12.50

Protection level: 80.00%

Protection price: $10.00

Physical delivery amount: 80($1,000/Initial price)

Fractional shares: 0.00000

Coupon: 10.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.32% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.32%
+ 90%	10.50%		90.32%
+ 80%	10.50%		80.32%
+ 70%	10.50%		70.32%
+ 60%	10.50%		60.32%
+ 50%	10.50%		50.32%
+ 40%	10.50%		40.32%
+ 30%	10.50%		30.32%
+ 20%	10.50%		20.32%
+ 10%	10.50%		10.32%
+ 5%	10.50%		5.32%

0%	10.50%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.68%
- 10%	10.50%	0.50%	-9.68%
- 20%	10.50%	-9.50%	-19.68%
- 30%	N/A	-19.50%	-29.68%
- 40%	N/A	-29.50%	-39.68%
- 50%	N/A	-39.50%	-49.68%
- 60%	N/A	-49.50%	-59.68%
- 70%	N/A	-59.50%	-69.68%
- 80%	N/A	-69.50%	-79.68%
- 90%	N/A	-79.50%	-89.68%
- 100%	N/A	-89.50%	-99.68%

FWP-12

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provide technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2009, the Company’s net sales were $22 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
December 31, 2009	$9.36	$7.67	$7.76
February 26, 2010*	$8.26	$6.04	$6.76

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $6.76

Protection level: 75.00%

Protection price: $5.07

Physical delivery amount: 147($1,000/Initial price)

Fractional shares: 0.928994

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-13

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At December 31, 2009, the Company had 61,388 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$52.16	$46.24	$47.57
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
February 26, 2010*	$33.26	$26.16	$28.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $28.18

Protection level: 80.00%

Protection price: $22.54

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.486160

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.76% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.76%
+ 90%	10.00%		90.76%
+ 80%	10.00%		80.76%
+ 70%	10.00%		70.76%
+ 60%	10.00%		60.76%
+ 50%	10.00%		50.76%
+ 40%	10.00%		40.76%
+ 30%	10.00%		30.76%
+ 20%	10.00%		20.76%
+ 10%	10.00%		10.76%
+ 5%	10.00%		5.76%

0%	10.00%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.24%
- 10%	10.00%	0.00%	-9.24%
- 20%	10.00%	-10.00%	-19.24%
- 30%	N/A	-20.00%	-29.24%
- 40%	N/A	-30.00%	-39.24%
- 50%	N/A	-40.00%	-49.24%
- 60%	N/A	-50.00%	-59.24%
- 70%	N/A	-60.00%	-69.24%
- 80%	N/A	-70.00%	-79.24%
- 90%	N/A	-80.00%	-89.24%
- 100%	N/A	-90.00%	-99.24%

FWP-14

Och-Ziff Capital Management Group LLC

According to publicly available information, Och-Ziff Capital Management Group LLC a global institutional alternative asset management firm with approximately $22.3 billion of assets under management for approximately 700 fund investors as of March 1, 2009. The Company has grown to approximately 400 personnel, with 150 investment professionals, including 17 partners.

The linked share’s SEC file number is 001-33805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$32.80	$22.73	$26.28
March 31, 2008	$26.75	$18.46	$21.00
June 30, 2008	$22.24	$18.10	$19.01
September 30, 2008	$19.28	$11.06	$11.69
December 31, 2008	$12.00	$3.50	$5.15
March 31, 2009	$6.90	$4.42	$6.07
June 30, 2009	$10.86	$6.03	$8.91
September 30, 2009	$12.34	$7.55	$12.17
December 31, 2009	$14.15	$11.21	$13.74
February 26, 2010*	$15.07	$12.33	$13.66

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OZM

Initial price: $13.66

Protection level: 75.00%

Protection price: $10.25

Physical delivery amount: 73($1,000/Initial price)

Fractional shares: 0.206442

Coupon: 11.25% per annum

Maturity: March 30, 2011

Dividend yield: 5.30% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		105.30%
+ 90%	11.25%		95.30%
+ 80%	11.25%		85.30%
+ 70%	11.25%		75.30%
+ 60%	11.25%		65.30%
+ 50%	11.25%		55.30%
+ 40%	11.25%		45.30%
+ 30%	11.25%		35.30%
+ 20%	11.25%		25.30%
+ 10%	11.25%		15.30%
+ 5%	11.25%		10.30%

0%	11.25%		5.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	0.30%
- 10%	11.25%	1.25%	-4.70%
- 20%	11.25%	-8.75%	-14.70%
- 30%	N/A	-18.75%	-24.70%
- 40%	N/A	-28.75%	-34.70%
- 50%	N/A	-38.75%	-44.70%
- 60%	N/A	-48.75%	-54.70%
- 70%	N/A	-58.75%	-64.70%
- 80%	N/A	-68.75%	-74.70%
- 90%	N/A	-78.75%	-84.70%
- 100%	N/A	-88.75%	-94.70%

FWP-15

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline as of December 31, 2009.

The Company also provides services in three other business segments including: Rental Tools, Marine Lifeboat Services, and Oil and Gas Operations.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
December 31, 2008	$30.81	$11.61	$15.93
March 31, 2009	$18.75	$11.20	$12.89
June 30, 2009	$24.65	$12.37	$17.27
September 30, 2009	$23.18	$14.76	$22.52
December 31, 2009	$25.91	$20.05	$24.29
February 26, 2010*	$26.94	$19.51	$20.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $20.67

Protection level: 80.00%

Protection price: $16.54

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.379294

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-16

SunTrust Banks, Inc.

According to publicly available information, SunTrust Banks, Inc. (the “Company”) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. The Company was incorporated in 1984 under the laws of the State of Georgia. The principal executive offices of the Company are located in the SunTrust Plaza, Atlanta, Georgia 30308. As of December 31, 2009, there were 28,001 full-time equivalent employees within the Company.

The linked share’s SEC file number is: 001-08918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.65	$68.04	$69.71
June 30, 2004	$71.07	$61.28	$64.99
September 30, 2004	$70.69	$63.50	$70.41
December 31, 2004	$74.37	$67.03	$73.88
March 31, 2005	$74.18	$69.01	$72.07
June 30, 2005	$75.00	$69.60	$72.24
September 30, 2005	$75.77	$68.85	$69.45
December 30, 2005	$75.46	$65.32	$72.76
March 31, 2006	$76.75	$69.68	$72.76
June 30, 2006	$78.33	$72.56	$76.26
September 29, 2006	$81.59	$75.11	$77.28
December 29, 2006	$85.64	$76.76	$84.45
March 30, 2007	$87.43	$80.76	$83.04
June 29, 2007	$91.29	$78.18	$85.74
September 28, 2007	$90.47	$73.61	$75.67
December 31, 2007	$78.75	$60.04	$62.49
March 31, 2008	$70.00	$52.95	$55.14
June 30, 2008	$60.80	$32.34	$36.22
September 30, 2008	$62.75	$25.67	$44.99
December 31, 2008	$57.73	$19.77	$29.54
March 31, 2009	$30.14	$6.00	$11.74
June 30, 2009	$20.86	$10.50	$16.45
September 30, 2009	$24.42	$14.50	$22.55
December 31, 2009	$23.88	$18.45	$20.29
February 26, 2010*	$26.20	$20.16	$23.81

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STI

Initial price: $23.81

Protection level: 80.00%

Protection price: $19.05

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.999160

Coupon: 10.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.55% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.55%
+ 90%	10.50%		90.55%
+ 80%	10.50%		80.55%
+ 70%	10.50%		70.55%
+ 60%	10.50%		60.55%
+ 50%	10.50%		50.55%
+ 40%	10.50%		40.55%
+ 30%	10.50%		30.55%
+ 20%	10.50%		20.55%
+ 10%	10.50%		10.55%
+ 5%	10.50%		5.55%

0%	10.50%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.45%
- 10%	10.50%	0.50%	-9.45%
- 20%	10.50%	-9.50%	-19.45%
- 30%	N/A	-19.50%	-29.45%
- 40%	N/A	-29.50%	-39.45%
- 50%	N/A	-39.50%	-49.45%
- 60%	N/A	-49.50%	-59.45%
- 70%	N/A	-59.50%	-69.45%
- 80%	N/A	-69.50%	-79.45%
- 90%	N/A	-79.50%	-89.45%
- 100%	N/A	-89.50%	-99.45%

FWP-17

SAVVIS, Inc.

According to publicly available information, SAVVIS, Inc. (the “Company”) provides information technology services including managed hosting, utility computing, collocation, managed security, network, and professional services, through their global infrastructure to businesses and government agencies.

The Company was incorporated in Delaware in 1998 and their principal executive offices are located at 1 SAVVIS Parkway, Town & Country, Missouri 63017.

As of December 31, 2008, the Company employed 2,228 full-time persons.

The linked share’s SEC file number is 000-29375.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$66.00	$21.75	$31.20
June 30, 2004	$42.00	$18.90	$20.70
September 30, 2004	$23.85	$14.70	$18.75
December 31, 2004	$21.00	$12.15	$17.40
March 31, 2005	$18.75	$8.40	$9.30
June 30, 2005	$18.77	$6.00	$16.50
September 30, 2005	$18.90	$11.85	$12.00
December 30, 2005	$12.30	$6.90	$11.25
March 31, 2006	$22.95	$9.00	$22.35
June 30, 2006	$32.10	$20.70	$29.61
September 29, 2006	$34.09	$23.51	$28.50
December 29, 2006	$38.01	$27.72	$35.71
March 30, 2007	$49.34	$33.38	$47.88
June 29, 2007	$53.43	$44.77	$49.51
September 28, 2007	$50.98	$33.65	$38.78
December 31, 2007	$44.68	$23.52	$27.91
March 31, 2008	$27.92	$14.39	$16.27
June 30, 2008	$20.14	$12.79	$12.91
September 30, 2008	$18.51	$10.15	$13.44
December 31, 2008	$13.34	$4.65	$6.89
March 31, 2009	$8.58	$5.03	$6.19
June 30, 2009	$14.45	$5.79	$11.46
September 30, 2009	$18.03	$9.57	$15.82
December 31, 2009	$18.40	$12.38	$14.05
February 26, 2010*	$17.30	$14.05	$14.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SVVS

Initial price: $14.09

Protection level: 75.00%

Protection price: $10.57

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.972321

Coupon: 12.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.00%		100.00%
+ 90%	12.00%		90.00%
+ 80%	12.00%		80.00%
+ 70%	12.00%		70.00%
+ 60%	12.00%		60.00%
+ 50%	12.00%		50.00%
+ 40%	12.00%		40.00%
+ 30%	12.00%		30.00%
+ 20%	12.00%		20.00%
+ 10%	12.00%		10.00%
+ 5%	12.00%		5.00%

0%	12.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.00%	7.00%	-5.00%
- 10%	12.00%	2.00%	-10.00%
- 20%	12.00%	-8.00%	-20.00%
- 30%	N/A	-18.00%	-30.00%
- 40%	N/A	-28.00%	-40.00%
- 50%	N/A	-38.00%	-50.00%
- 60%	N/A	-48.00%	-60.00%
- 70%	N/A	-58.00%	-70.00%
- 80%	N/A	-68.00%	-80.00%
- 90%	N/A	-78.00%	-90.00%
- 100%	N/A	-88.00%	-100.00%

FWP-18

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2008, the Company had proven and probably ore reserves of approximately 38.2 million tons with an average grade of 0.54 ounce of PGMs per ton containing approximately 20.5 million ounces of palladium and platinum at an in-situ ratio of about 3.55 parts palladium to one part platinum.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.07	$9.00	$15.70
June 30, 2004	$18.18	$11.31	$15.01
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
February 26, 2010*	$14.29	$9.40	$11.35

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $11.35

Protection level: 65.00%

Protection price: $7.38

Physical delivery amount: 88($1,000/Initial price)

Fractional shares: 0.105727

Coupon: 17.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.00%		100.00%
+ 90%	17.00%		90.00%
+ 80%	17.00%		80.00%
+ 70%	17.00%		70.00%
+ 60%	17.00%		60.00%
+ 50%	17.00%		50.00%
+ 40%	17.00%		40.00%
+ 30%	17.00%		30.00%
+ 20%	17.00%		20.00%
+ 10%	17.00%		10.00%
+ 5%	17.00%		5.00%

0%	17.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.00%	12.00%	-5.00%
- 10%	17.00%	7.00%	-10.00%
- 20%	17.00%	-3.00%	-20.00%
- 30%	17.00%	-13.00%	-30.00%
- 40%	N/A	-23.00%	-40.00%
- 50%	N/A	-33.00%	-50.00%
- 60%	N/A	-43.00%	-60.00%
- 70%	N/A	-53.00%	-70.00%
- 80%	N/A	-63.00%	-80.00%
- 90%	N/A	-73.00%	-90.00%
- 100%	N/A	-83.00%	-100.00%

FWP-19